UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2006

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2006, The Goodyear Tire & Rubber Company borrowed approximately $675 million under its $1.5 billion First Lien Credit Agreement dated as of April 8, 2005. The First Lien Credit Agreement consists of a $1.0 billion revolving facility and a $500 million deposit-funded facility. Together with the approximately $306 million previously outstanding under the revolving facility, including approximately $300 million which was borrowed on October 5, 2006, the revolving facility is nearly fully drawn. As of September 30, 2006, we estimate that we had approximately $1.3 billion in cash and cash equivalents as well as approximately $1.6 billion of unused availability under our various credit agreements, including the $1.0 billion revolving facility. We made the draws under the revolving facility to provide additional cash in the unlikely event that the strike by the United Steelworkers is protracted. In addition, as of September 30, 2006, there were approximately $500 million of letters of credit issued under the deposit-funded facility.

Borrowings under the facility generally bear interest at rates ranging from 175 to 225 basis points over LIBOR (with the rate increasing as the utilization of the facility increases). For more information on the interest rates applicable to borrowings under the facility, please refer to Note 10, "Financing Arrangements and Derivative Financial Instruments" of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2005.

Our obligations under this facility are guaranteed by most of our wholly-owned U.S. subsidiaries and by our wholly-owned Canadian subsidiary, Goodyear Canada Inc. Our obligations under this facility and our subsidiaries’ obligations under the related guarantees are secured by collateral that includes, subject to certain exceptions:

• first priority security interests in certain U.S. and Canadian accounts receivable and inventory;
• first-priority security interests in and mortgages on our U.S. corporate headquarters and certain of our U.S. manufacturing facilities;
• first-priority security interests in the equity interests in our U.S. subsidiaries and up to 65% of the equity interests in our foreign subsidiaries, excluding Goodyear Dunlop Tires Europe B.V. and its subsidiaries; and
• first-priority security interests in substantially all other tangible and intangible assets, including equipment, contract rights and intellectual property.

The facility, which matures on April 30, 2010, contains certain covenants that, among other things, limit our ability to incur additional unsecured and secured indebtedness (including a limit on accounts receivable transactions), and make investments and sell assets beyond specified limits. Under certain circumstances, borrowings under the facility are required to be prepaid with proceeds of asset sales greater than $15 million.

We are not permitted to allow the ratio of Consolidated EBITDA to Consolidated Interest Expense to fall below a ratio of 2.0 to 1 for any period of four consecutive fiscal quarters. In addition, our ratio of Consolidated Secured Indebtedness (net of cash in excess of $400 million) to Consolidated EBITDA is not permitted to be greater than 3.5 to 1 at the end of any fiscal quarter. We expect to be well within these parameters as of September 30, 2006.

The facility contains customary events of default. The lenders may declare any outstanding obligations under the facility immediately due and payable upon the occurrence, and during the continuance of, an event of default. In addition, the amount of any outstanding obligations under the credit facilities will be immediately due and payable in the event that we or certain of our subsidiaries become the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law.

Availability under the facility is subject to a borrowing base, which is based on eligible accounts receivable and inventory, with reserves which are subject to adjustment from time to time by the administrative agent and the majority lenders at their discretion (not to be exercised unreasonably). Adjustments are based on the results of periodic collateral and borrowing base evaluations and appraisals. If at any time the amount of outstanding borrowings and letters of credit under the facility exceeds the borrowing base, we are required to prepay borrowings and/or cash collateralize letters of credit sufficient to eliminate the excess.

The First Lien Credit Agreement is filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and the description of the material terms of the First Lien Credit Agreement is qualified in its entirety by reference to such exhibit, and the First Lien Credit Agreement is incorporated herein by reference.

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including the duration of the strike by the United Steelworkers (USW), the ability of the company and the USW to reach agreement on the terms of a master collective bargaining agreement as well as the ratification of any such agreement by the members of the USW, and any further actions that may be taken by the company or the USW in the event that no such agreement is reached. There are a variety of additional factors, many of which are beyond the company’s control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, actions and initiatives taken by both current and potential competitors, increases in the prices paid for raw materials and energy, the company’s ability to realize anticipated savings and operational benefits from its cost reduction initiatives, potential adverse consequences of litigation involving the company, pension plan funding obligations as well as the effects of more general factors such as changes in general market or economic conditions or in legislation, regulation or public policy. Additional factors are discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

October 13, 2006	By:	Richard J. Kramer

Name: Richard J. Kramer
Title: Executive Vice President and Chief Financial Officer